As filed with the Securities and Exchange Commission on June 26, 1997
                                                         Registration  No.  333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                                 HONEYWELL INC.
             (Exact name of registrant as specified in its charter)
                                 --------------
           Delaware                                  41-0415010
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                   HONEYWELL EMPLOYEE STOCK AND INCENTIVE PLAN
                            (Full title of the plan)

                                 Honeywell Plaza
                          Minneapolis, Minnesota 55408
                                 (612) 951-1000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Edward D. Grayson
                       Vice President and General Counsel
                                 Honeywell Plaza
                          Minneapolis, Minnesota 55408
                                 (612) 951-0660
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                        CALCULATION OF REGISTRATION FEE
=================================================================================================
                                     Proposed Maximum     Proposed maximum
Title of Securities  Amount to be    offering price per   aggregate offering    Amount of
to be registered     registered      unit                 price                 registration fee

-------------------------------------------------------------------------------------------------
Honeywell Inc.
Common Stock
par value $1.50      2,000,000
per share            shares          $77.156*             $154,312,000*         $46,761.21

=================================================================================================

* Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

                Approximate Date of Proposed Sale to the Public:
                     From time to time after June 17, 1998.

                                EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:   Incorporation of Documents by Reference

The registrant hereby incorporates the following documents by reference into this Registration Statement:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(b) Registrant's Quarterly Report on Form 10-Q for the period ended March 30, 1997 and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) (i) Description of the Common Stock contained in Form 10 Registration Statement dated May, 1935, and all amendments thereto.

     (ii) Description of Preferred Stock Purchase Rights on Form 8-A Registration Statement dated March 4, 1996

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4:   Description of Securities

Not Applicable.


Item 5:   Interests of Named Experts and Counsel

None.


Item 6:   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

Article Seventh (h) of the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability provided by applicable law (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction for which the director derived an improper personal benefit.

Section 17 of the Registrant's Bylaws and the Registrant's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Registrant against certain liabilities.


Item 7:   Exemption from Registration Claimed

Not Applicable.


Item 8:   Exhibits

  4 Rights Agreement between Honeywell Inc. and Chemical Mellon Shareholder Services L.L.C., as Rights Agent, dated as of January 16, 1996 is hereby incorporated by reference to Exhibit 4 to Honeywell's Current Report on Form 8-K dated January 31, 1996.

  5 Opinion and consent of Warren E. Simpson regarding legality of securities being registered.

23   Independent Auditors' Consent.

24   Powers of Attorney.


Item 9:   Undertakings

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant.   Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, June 25, 1997.

                                  HONEYWELL  INC.
                                  (Registrant)

                                  By: /s/ E. D. Grayson
                                     ---------------------------------------
                                        Edward D. Grayson
                                        Vice  President  and General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

    Signature                                Title
    ---------                                -----

M. R.  BONSIGNORE                 Chairman of the Board, Chief Executive Officer
                                  and Director (principal executive officer)

L. W.  STRANGHOENER               Vice President and Chief Financial Officer
                                  (principal financial officer)

P. M.  PALAZZARI                  Vice President and Controller (principal
                                  accounting officer)

A. J.  BACIOCCO, JR.              Director
E. E.  BAILEY                     Director
W. H.  DONALDSON                  Director
R. D.  FULLERTON                  Director
J. J.  HOWARD III                 Director
B. E.  KARATZ                     Director
A. B.  RAND                       Director
S. G.  ROTHMEIER                  Director
M. W.  WRIGHT                     Director

                                  By: /s/ E. D. Grayson
                                     ----------------------------------
                                        Edward D. Grayson
                                        Attorney-in-Fact
                                  Date:   June 25, 1997